                                                                   EXHIBIT 10.31

                                SC CORPORATION

                              BONUS DEFERRAL PLAN

                          Effective November 23, 1994

ARTICLE                                             PAGE
-------                                             ----

1    Definitions.................................    1

2    Bonus Deferrals and Matching................    5

3    Payment of Benefits.........................    8

4    Beneficiaries...............................   15

5    Aminstration................................   17

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

        The following terms when used in this Plan have the designated meanings unless a different meaning is clearly required by the context.

        1.1  Beneficiary means the person or persons designated pursuant to
             -----------
Article 4 to receive a benefit pursuant to Section 3.3.1 in the event of a Participant's death before his benefit under this Plan has been paid.

        1.2  Bonus is a Participant's Regular Bonus in respect of a Year
             -----
or his Reorganization Bonus.

        1.3  Bonus Date is December 31 of a Year in which a Bonus is earned
             ----------
and for which it is paid.

        1.4  Cause means, with respect to a Participant's Termination of
             -----
Employment, the definition given that term in any written employment agreement existing between the Participant and an Employer; absent such an agreement, or absent a definition in such an agreement, Cause is: conviction of a felony; or fraud on, misappropriation from, or intentional material damage to the property or business of, the Company or any subsidiary; or continued wilful or grossly negligent failure to perform assigned duties. Without regard to the existence of any written employment agreement between the Participant and an Employer, Cause also means engaging in any activity directly competitive with the business of the Company in the importation, the retail or the direct mail marketing or wigs, including but not limited to any such activity involving one of the entities listed from time to time in Schedule B hereto or their affiliates.

        1.5  Change in Control has the meaning set forth in Section 3.6.
             -----------------

        1.6  Company means SC Corporation, a Delaware corporation, except that
             -------
for purposes of Section 3.6.1 Company means Specialty Catalog Corp., a Delaware Corporation.

        1.7  Company Matching Amount means an amount credited to a
             -----------------------
Participant's Matching Account pursuant to Section 2.5.

        1.8  Deferred Bonus Account means the record maintained on the books
             ----------------------
of an Employer to reflect deferral of the Reorganization Bonus pursuant to
Section 2.2 and deferrals by a Participant of Regular Bonuses pursuant to
Section 2.3.

        1.9  Eligible Employee means an employee of an Employer designated by
             -----------------
the Employer as eligible to make Bonus deferrals under this Plan.

        1.10 Employer means the Company and any subsidiary of the Company that
             --------
adopts this Plan.

                  4. PRINCIPAL OFFICE - The principal office of the Company shall be located at such location as the Members shall from time to time decide.

                                  ARTICLE III

                         RIGHTS AND DUTIES OF MEMBERS

                 1. MANAGEMENT RIGHTS - All Members shall be entitled to vote on any matter submitted to a vote of the Members. Unless the Members otherwise agree, all actions of the Company shall be taken only upon the approval of the Members. All matters submitted for the approval of the Members shall require the affirmative vote of Members then owning an aggregate percentage interest in the Company of at least 70%; provided, however, that after Viking Holdings Limited ("Viking") and Dickstein & Co., L.P., Dickstein International Limited and their respective Related Transferees (as defined in the Shareholders' Agreement) (collectively, "Dickstein") shall no longer be Members, such approval shall require the affirmative vote of Members then owning an aggregate percentage interest in the Company of at least 50%. Any action which may be taken at a meeting of the Members may be taken without a meeting if Members casting votes sufficient to approve such action consent thereto in writing.

                 2. AUTHORITY TO BIND THE COMPANY - Unless the Members otherwise agree, no agreement, undertaking, instrument, written obligation, certificate or other commitment shall be made by or on behalf of the Company unless made in an instrument signed by Members then owning the requisite aggregate percentage interest in the Company as provided in Section 1 of this
Article III. Any third party dealing with the Company shall be entitled to rely (unless such third party has actual notice to the contrary) on any such instrument as being fully authorized under the terms of this Agreement if the same has been executed on behalf of the Company by (x) Dickstein or its duly authorized representative and (y) Viking or its duly authorized representative. Each Member hereby approves the execution and delivery by any single Member on behalf of the Company of (x) the Pledge Agreement, dated as of November 30, 1994, among Specialty Catalog Corp. ("Specialty"), the Company and Banque Nationale de Paris, New York Branch, as Agent (the "Agent"), (y) the Guaranty, dated November 30, 1994, among Specialty, the Company and the Agent and (z) all certificates, instruments and other agreements and undertakings contemplated by such Pledge Agreement or Guaranty to be executed and delivered by the Company contemporaneously with the execution and delivery of such Pledge Agreement and Guaranty.

                 3. COMPANY INTERESTS - The interest in the Company of each Member shall be based on such Member's contribution to the Company of such Member's ownership of Subordinated Notes issued by SC Corporation in connection with the consummation of its plan of reorganization on November 23, 1994 ("Subordinated Notes") as set forth in Schedule A. Each Member's percentage interest in the Company shall be determined by dividing the principal amount of Subordinated Notes so contributed by such Member by the aggregate principal amount of all Subordinated Notes so contributed by all Members.

                  4. LIABILITY OF MEMBERS - No Member shall be liable as such for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on any Member for the liabilities of the Company.

                  5.       CONFLICTS OF INTEREST

                           5.1 A Member shall be entitled to enter into
                  transactions that may be considered to be competitive with, or enter into business opportunities that may be beneficial to, the Company, without any liability or obligation to the Company or any other Member. A Member does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest.

                           5.2 No transaction with the Company shall be voidable
                  solely because a Member has a direct or indirect interest in the transaction if the other Members, knowing the material facts of the transaction and the Member's interest, authorize, approve or ratify the transaction, or the interested Member establishes that the transaction was fair and reasonable as to the Company.

                                  ARTICLE IV

                                 CONTRIBUTIONS

             1. CONTRIBUTIONS - On or prior to its execution of this Agreement, each of the Members shall have contributed to the capital of the Company the principal amount of Subordinated Notes set forth next to its name on Exhibit A hereto. No interest shall accrue on any such contribution, and no Member shall have the right to withdraw or be repaid any such contribution, except as provided in this Agreement.

             2. ADDITIONAL CONTRIBUTIONS - No additional capital contributions shall be required of, or may be made by, any Member except upon the approval of all Members.

                                   ARTICLE V

                                 DISTRIBUTIONS

             Distributions of cash and other property of the Company (including Subordinated Notes and any other securities or property received as a distribution in respect of or in exchange for Subordinated Notes) shall be made at such times, in such manner and in such amounts as the Members may determine; provided, however, that each such distribution shall be made to the Members in accordance with their respective percentage interests in the Company.

                                  ARTICLE VI

                                     TAXES

                  1. TAX MATTERS PARTNER - Dickstein & Co., L.P. shall act as tax matters partner of the Company pursuant to section 6231(a)(7) of the Code .

                  2. TAXES OF TAXING JURISDICTIONS - To the extent that the laws of any Taxing Jurisdiction require, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to a Member's share of the Company's income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of Article V hereof.

                                  ARTICLE VII

                      DISPOSITION OF MEMBERSHIP INTERESTS

                  1. DISPOSITION - Except in accordance with the Shareholders' Agreement, no Member may resign from the Company or Dispose of all or any portion of such Member's interest in the Company prior to the dissolution and winding up of the Company.

                  2. DISPOSITIONS NOT IN COMPLIANCE WITH THIS ARTICLE VOID -Any attempted Disposition of a Member's interest in the Company, or any part thereof, not in compliance with this Article VII and the applicable provisions of the Shareholders' Agreement is null and void ab initio.

                  3. SHAREHOLDERS' AGREEMENT OBLIGATIONS - Each Member and the Company acknowledge and agree to be bound by all applicable provisions of the Shareholders' Agreement including without limitation the provisions thereof relating to certain required purchases or sales of, and certain rights of first refusal with respect to, a Member's interest in the Company. For the avoidance of doubt, each Member agrees that if any provision one-half of such Regular Bonus. A deferral direction pursuant to this Section
2.3 shall be given in writing before December 31 of the Year for which such Bonus is paid, in such manner as the Plan Administrator shall prescribe, and shall be irrevocable.

        2.4  Designation of Payment Date.
             ---------------------------

             2.4.1  Reorganization Bonus. At such time and in such manner as
                    --------------------
the Plan Administrator shall prescribe, each Participant for whom a Reorganization Bonus is deferred pursuant to Section 2.2 shall designate a Payment Date for such Bonus and income thereon. Such Payment Date shall be the first business day of January 1999 or any subsequent month, subject to the limitation set forth in Section 2.4.3.

             2.4.2  Regular Bonus. Each deferral direction given pursuant to
                    -------------
Section 2.3 shall include designation of the Payment Date for the amount deferred and income thereon. Such Payment Date shall be the first business day of any month subsequent to the fifth anniversary of the Bonus Date applicable to the deferred Bonus, subject to the limitation set forth in Section 2.4.3.

             2.4.3  Limitation. A date may not be selected as a Payment Date
                    ----------
if it is subsequent to the earlier of (a) the January 1 immediately following the fifteenth anniversary of the Bonus Date applicable to the deferred Bonus for which the Payment Date is designated or (b) the Participant's sixtieth birthday; provided, however, that if a Participant's sixtieth birthday occurs on or

Members and the Company with respect to the subject matter hereof. This Agreement may be amended only by a written instrument adopted by the Company as provided in this Agreement.

                  2. RIGHTS OF CREDITORS AND THIRD PARTIES UNDER LIMITED LIABILITY COMPANY AGREEMENT - This Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, the Members and their successors. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any capital contribution, any Member's interest in the Company or otherwise.

                  3. INDEMNIFICATION - The Company shall indemnify and hold harmless, and advance expenses to, any Member, from and against any and all claims and demands whatsoever relating to, or arising out of, actions taken or not taken by such Member in its capacity as such; provided, however, that no indemnification may be made to or on behalf of any Member if a judgment or other final adjudication adverse to such Member establishes (a) that its acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that it personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

                  4. COUNTERPARTS - This Agreement may be executed in two or more counterparts, all of which taken together shall be deemed one agreement.

                  5. NOTICE - Notice shall be in writing. Notice to the Company shall be addressed to the Company at the address of its principal office established as provided in Section 4 of Article II. Notice to a Member shall be addressed to the Member at the address of such Member reflected in the records of the Company. Notice shall be considered duly given (i) on the day when delivered personally, (ii) on the Business Day when sent by facsimile provided receipt of such transmission is confirmed, (iii) on the Business Day immediately succeeding the day on which Notice is sent by recognized overnight courier, and
(iv) when received if mailed by first class mail postage prepaid.

                  IN WITNESS WHEREOF, we have hereunto set our hands on the date set forth beside our names.

                             DICKSTEIN & CO., L.P.

                             By:  DICKSTEIN PARTNERS, L.P., its
                                  general partner

                                   By:  DICKSTEIN PARTNERS, INC., its
                                        general partner

                                        By____________________________________
                                                                 Vice President

                             DICKSTEIN INTERNATIONAL LIMITED

                             By:  DICKSTEIN PARTNERS, INC., its agent

                                  By__________________________________________
                                                              Vice President

                             VIKING HOLDINGS LIMITED

                             By:  ----------------------------------------------
                                  Name:
                                  Title:

                             WIGS, L.P.

                             By: -----------------------------------------------
                                Name:  Arthur Kowaloff
                                Title: General Partner

                                                                       EXHIBIT A
                                                                       ---------



                                                     Principal Amount
                                                            of
Member                                              Subordinated Notes
------                                              ------------------
Dickstein & Co., L.P.                                   $1,189,926

Dickstein International Limited                         $  594,964

Viking Holdings Limited                                 $1,784,890

Wigs, L.P.                                              $  110,406
single sum in cash; all non-vested balances shall be forfeited. Notwithstanding the foregoing, if, subsequent to Termination of Employment and prior to the time of such payment, the Participant engages in any activity directly competitive with the business of the Company in the importation, the retail or the direct mail marketing of wigs, including but not limited to any such activity involving one of the entities listed from time to time in Schedule B hereto or their affiliates, his Accounts shall be treated as though his Termination had been for Cause and he shall be paid only the amount of his Regular Bonus deferrals (and income credited thereon).

          3.4  Withdrawal for Emergency Need.
               -----------------------------

               3.4.1  Authorization. The Company may permit a Participant who
                      -------------
demonstrates an emergency need to withdraw from the Plan an amount no greater than the amount determined by the Plan Administrator to be reasonably necessary to satisfy such emergency need. Such withdrawal shall be funded by first reducing the vested portion of the Participant's Deferred Bonus Account, drawing on deferred Bonus amounts (and income thereon) in the order in which such amounts were originally credited to the Deferred Bonus Account, except that amounts attributable to the Reorganization Bonus (and income thereon) shall be deemed to be withdrawn last (and only to the extent vested). If such Account is not adequate to fund the withdrawal, the vested portion of the Participant's Matching Account shall be reduced by drawing on Company Matching

Amounts (and income thereon) in the order in which such amounts were originally credited to the Matching Account. No invested portion may be withdrawn.

          3.4.2  Emergency Need.  For purposes of this Section 3.4, an emergency
                 --------------
need is a severe financial hardship of a Participant resulting from (a) a sudden and unexpected illness of or accident to the Participant or a dependent within the meaning of section 152 (a) of the Internal Revenue Code, or (b) a casualty loss of the Participant's property or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. A need is not an emergency need to the extent that it is or may be relieved by reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's assets insofar as such liquidation would not cause severe financial hardship, or by cessation of deferrals under the plan.

     3.5  Source of Payment.  Any benefit under the Plan shall be the obligation
          -----------------
of the Employer by whom the Participant is employed at the time of Bonus deferral, and shall be a general liability of such Employer. The claim of a Participant of Beneficiary to a benefit shall at all times be merely the claim of an unsecured creditor of the applicable Employer. No trust, security, escrow, or similar account need be established for the purpose of paying benefits hereunder. However, the Company may in its discretion establish a custodial account or "rabbit trust" (or other arrangement having equivalent taxation characteristics under the Internal Revenue Code) to hold assets of the Company and other Employers, subject to the claims of creditors in the event of insolvency, for the purpose of paying benefits hereunder. If the Company establishes such an account or trust, amounts paid therefrom shall discharge the obligations hereunder to the extent of the payments so made.

     3.6  Change in Control.
          -----------------

          3.6.1     Definition.  For purposes of this Section 3.6, a "Change in
                    ----------
Control" shall have occurred if, subsequent to January 1, 1995:

          (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than any person listed in Schedule A hereto (and their affiliates or family members), the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (b) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) together with any additional voting securities held by persons listed in Schedule A hereto (and their affiliates or family members) 50% or more of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation of the Company (or similar transaction) in which the Company is the surviving entity and no "person" (as defined above) (other than a person listed in Schedule A or their affiliates or family members) acquires 50% or more of the combined voting power of the Company's then outstanding securities; or

          (c) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect, including, without limitation, a sale of substantially all of the assets of SC Corporation) and such plan of liquidation is implemented, or such sale or other similar transaction is consummated.

In the event of a public offering of the common stock of the Company, neither such offering, nor any event described in paragraph (a) of this Section 3.6.1 that is a direct consequence of such offering, shall be treated as a Change in Control for purposes of this Plan.

          3.6.2  Vesting and Payment.  If a Participant incurs a Termination
                 -------------------
of Employment on account of a discharge by the Employer within one year following a Change in Control, unless such discharge is for Cause, such Participant shall be paid the entire balance standing credited to his Deferred Bonus Account and Marching Account as a single sum in cash within six months following the Termination. Notwithstanding the foregoing, if, subsequent to Termination of Employment and prior to the time of such payment, the Participant engages in any activity directly competitive with the business of the Company in the importation, the retail or the direct mail marketing of wigs, including but not limited to any such activity involving one of the entities listed from time to time in Schedule B hereto or their affiliates, his Accounts shall be treated as though his Termination had been for Cause and he shall be paid only the amount of his Regular Bonus deferrals (and income credited thereon).

     3.7  Withholding. All amounts credited to Participants' Accounts pursuant
          -----------
to this Plan and all payments under the Plan shall be subject to any applicable withholding requirements imposed by any tax (including without limitation
FICA) or other law. The Employers shall have the right to require as a condition of any crediting to a Participant's Accounts or of any payment hereunder that the payee remit to the applicable Employer an amount sufficient in its opinion to satisfy all applicable withholding requirements. With respect to withholding applicable to any payment made hereunder, a payee may discharge such obligation by directing the Employer to withhold amounts payable under the Plan.

          3.8  Right of Offset.  Any amount payable pursuant to this Plan shall
               ---------------
be reduced at the discretion of the Plan Administrator to take account of any amount due, and not paid, by the Participant to the Employer at the time payment is to be made hereunder.

                                   ARTICLE 4

                                 BENEFICIARIES
                                 -------------

     4.1  Beneficiary Designation.
          -----------------------

          4.1.1  Designation.  A Participant may from time to time designate, in
                 -----------
the manner specified by the Plan Administrator, a Beneficiary to receive payment pursuant to Section 3.2.1 in the event of his death.

          4.1.2  Absence of Beneficiary.  In the event that there is no properly
                 ----------------------
designated Beneficiary living at the time of a Participant's death, his benefit hereunder shall be paid to his estate.

     4.2  Payment to Incompetent.  If any person entitled to benefits under this
          ----------------------
Plan shall be a minor or shall be physically or mentally incompetent in the judgment of the Plan Administrator, such benefits may be paid in any one or more of the following ways, as the Plan Administrator in his sole discretion shall determine:

          4.2.1 To the legal representatives of such minor or other legally incompetent person;

          4.2.2  Directly to such minor or other legally incompetent person; or

          4.2.3 To a parent or guardian of such minor or other legally incompetent person, to the person with whom such minor or other legally incompetent person resides, or to a custodian for such minor under the Uniform Gifts to Minors Act (or similar statute) of any jurisdiction.

Payment to any person in accordance with the foregoing provisions of this
Section 4.2 shall to that extent discharge the applicable Employer and the Plan Administrator, who shall not be required to see to the proper application of any such payment.

                                   ARTICLE 5

                                ADMINISTRATION
                                --------------

          5.1  Plan Administrator.  Authority to administer the Plan shall be
               ------------------
vested in the Plan Administrator, who shall have the power and discretion to:

          (a) make and enforce rules and regulations and prescribe the use of forms he deems appropriate for the administration of the Plan;

          (b) construe all terms, provisions, conditions and limitations of the Plan and resolve ambiguities, inconsistencies and omissions;

          (c) determine all questions arising out of or in connection with the provisions of the Plan or its administration in any and all cases in which he deems such a determination advisable, such determinations to be final and conclusive on all persons;

          (d) delegate authority to agents and other persons to act on his behalf in carrying out the provisions and administration of the Plan, and to take or direct any action required or advisable with respect to the administration of the Plan.

          5.2  Claims Procedure. If the Plan Administrator denies any
               ----------------
Participant's or Beneficiary's claim for benefits under the Plan:

               (a) the Plan Administrator shall notify such Participant or Beneficiary of such denial by written notice which shall set forth the specific reasons for such denial; and

               (b) the Participant or Beneficiary shall be afforded a reasonable opportunity for a full and fair review by the Company of the decision to deny his claim for Plan benefits.

          5.3  Indemnity. The Company shall indemnify and save the Plan
               ---------
Administrator and each employee, officer or director of the Company harmless against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim) to the fullest extent permitted under applicable law, except when the same is judicially determined to be due to the gross negligence or willful misconduct of the Plan Administrator or such employee, officer or director.

          5.4  Payment of Expenses.  The Plan Administrator shall serve without
               -------------------
special compensation. All expenses of Plan administration shall be paid by the Company.

          5.5  Right to Amend or Terminate.  The Company may at any time amend
               ---------------------------
the Plan, retroactively or otherwise, in any respect, or terminate the Plan. However, no such amendment or termination shall reduce the amount standing credited to any Participant's Deferred Bonus Account or Matching Account as of the date of such amendment or termination. In the event of the termination of the Plan, the Company, in its sole discretion, may choose to pay out Participants' Accounts prior to the designated Payment Date. In the event the Company determines to pay out Participants' Accounts upon termination of the Plan or at any later date prior to the designated Payment Dates, all Account balances shall become fully vested and nonforfeitable immediately prior to such payout. Otherwise, following a termination of the Plan, income shall continue to be credited to each Deferred Bonus and Matching Account and Account balances shall continue to vest, in accordance with the provisions of this Plan, until the time such Accounts are paid out.

          5.6  Doubt as to Right to Payment.  If any doubt exists as to the
               ----------------------------
right of any person to any benefits under this Plan or the amount or time of payment of such benefits (including, without limitation, any case of doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Plan Administrator may, in his discretion, direct that payment of such benefits be deferred until such right or amount or time is determined, or until a court of competent jurisdiction orders that such benefits be paid into court in accordance with appropriate rules of law, or the Plan Administrator may direct that payment be made only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to him).

          5.7  Spendthrift Clause.  No benefit, distribution or payment under
               ------------------
the Plan may be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process whether pursuant to a "qualified domestic relations order" as defined in section 414(p) of the Code or otherwise.

          5.8  Usage.  Whenever applicable, the masculine gender, when used in
               -----
the Plan, includes the feminine gender, and the singular includes the plural.

          5.9  Separability.  If any provision of the Plan is held invalid or
               ------------
unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included therein.

          5.10 Captions. The captions in this document and in the table of
               --------
contents prefixed hereto are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan and shall in no way affect the Plan or the construction of any provision thereof.

          5.11 Right of Discharge Reserved. The establishment of the Plan shall
               ---------------------------
not be construed to confer upon any employee any legal right to be retained in the employ of an Employer or give any employee or any other person any right to benefits, except to the extent expressly provided for hereunder. All employees shall remain subject to discharge to the same extent as if the Plan had never been adopted, and may be treated without regard to the effect such treatment may have upon them under the Plan.

          5.12 Governing Law. The Plan is intended to constitute an unfunded,
               -------------
nonqualified deferred compensation arrangement. All rights under the plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of choice of laws. No action (whether at law, in equity or otherwise) shall be brought by or on behalf of any Participant or Beneficiary for or with respect to benefits due under this Plan unless the person bringing such actions has timely exhausted the Plan's claim review procedure. Any such action (whether at law, in equity or otherwise) must be commenced within three years. This three-year period shall be computed from the earlier of (a) the date a final determination denying such benefit, in whole or in part, is issued under the Plan's claim review procedure or (b) the date such individual's cause of action first accured. Any dispute, controversy or claim arising out of or in connection with this Plan (including the applicability of this arbitration provision) and not resolved pursuant to the Plan's claim review procedure shall be determined and settled by arbitration conducted by the American Arbitration Association ("AAA") in the County and State of the Employer's principal place of business and in accordance with the then existing rules, regulations, practices and procedures of the AAA. Any decision in such arbitration shall be final, conclusive and binding upon the parties to the arbitration. Each party to the arbitration will bear its own costs and fees (including attorney's fees).

          IN WITNESS WHEREOF, SC Corporation has caused this instrument to be executed by its duly authorized officer this ____ day of _____________, 1994.


                                   SC CORPORATION


                                   By:____________________________________
                                      Title:

                                  Schedule A


Steven Bock
David Cicurel
Dickstein & Co., L.P.
Dickstein International Limited
Dickstein Partners Inc. and affiliates (including any managed fund)
   or officers
Arthur Kowaloff
Robert Machinist
Guy Naggar
Stephen O'Hara
Patricof and Company
Bruce Pollack
SC Holdings Corp.
Kimberley Stallvik
Viking Holdings Limited
Wigs, L.P.

                                  Schedule B

Amekor
Ben Chez
Black is Beautiful
Carla Corsini
Franklin Fashions
Eva Gabor International
General Wig
Hair Fashion
Renee of Paris
Revlon (General Wigs Beauty Trend)
Naomi Sims
The Wig Company